Exhibit 99.1
Biodel Reports Third Quarter Fiscal Year 2010 Financial Results
Conference Call Today at 4:30 PM EDT
DANBURY, Conn., August 5, 2010 — Biodel Inc. (Nasdaq: BIOD) today reported financial results for the third quarter ended June 30, 2010.
Third Quarter Financial Results
Biodel reported a net loss of $8.6 million, or $0.36 per share, for the quarter ended June 30, 2010 compared to a net loss of $11.1 million, or $0.47 per share, for the third quarter of fiscal year 2009.
Research and development expenses were $5.9 million for the three months ended June 30, 2010, compared to $8.0 million for the same period in the prior year. The decrease in research and development expenses was primarily attributed to reductions in clinical expenses and reduced manufacturing expenses.
General and administrative expenses totaled $2.8 million for the three months ended June 30, 2010, compared to $2.7 million for the same period in the prior year.
Expenses for the quarter ended June 30, 2009 and 2010 include $1.3 million and $1.5 million, respectively, in stock-based compensation expense related to options granted to employees and non-employees.
Biodel did not recognize any revenue during the quarter ended June 30, 2009 or 2010.
At June 30, 2010, Biodel had cash, cash equivalents and marketable securities of $23.9 million and 24.0 million shares outstanding.
Conference Call and Webcast Information
Biodel’s senior management will host a conference call on August 5, 2010 beginning at 4:30 pm Eastern Daylight Time to discuss these results and provide a company update. Live audio of the conference call will be available to investors, members of the news media and the general public by dialing +1 (877) 303-8028 (United States) or +1 (760) 536-5167 (international). To access the call by live audio webcast, please log on to the investor section of the company’s website at www.biodel.com. An archived version of the audio webcast will be available at Biodel’s website.
About Biodel Inc.

Biodel Inc. is a specialty biopharmaceutical company focused on the development and commercialization of innovative treatments for diabetes. Biodel’s product candidates are developed using VIAdelTM technology, which reformulates existing FDA-approved peptide drugs. Biodel’s new drug application for its most advanced product candidate, VIAject®, has been accepted for review by the FDA with a Prescription Drug User Fee Act action date of October 30, 2010. Earlier-stage product candidates include VIAtab™, a sublingual tablet formulation of insulin, a line of basal insulins, and a stabilized formulation of glucagon. For further information regarding Biodel, please visit the company’s website at www.biodel.com.
Safe-Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our management’s judgment regarding future events. All statements, other than statements of historical facts, including statements regarding our strategy, future operations, future clinical trial results, future financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The company’s forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results, performance or achievements to differ materially from those described or implied in the forward-looking statements, including, but not limited to; our ability to secure FDA approval for VIAject® and our other product candidates under Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act; our ability to market, commercialize and achieve market acceptance for product candidates developed using our VIAdel™ technology, particularly VIAject®; the progress or success of our research, development and clinical programs and the initiation and completion of our clinical trials; the FDA’s findings regarding data anomalies observed in India in our Phase 3 clinical trial of VIAject® for patients with Type 1 diabetes; the possibility that patients taking VIAject® may experience more injection site discomfort than they experience with competing products; our ability to protect our intellectual property and operate our business without infringing upon the intellectual property rights of others; our estimates of future performance; our ability to enter into collaboration arrangements for the commercialization of our product candidates and the success or failure of those collaborations after consummation, if consummated; the rate and degree of market acceptance and clinical utility of our products; our commercialization, marketing and manufacturing capabilities and strategy; our estimates regarding anticipated operating losses, future revenues, capital requirements and our needs for additional financing; and other factors identified in our most recent quarterly report on Form 10-Q for the quarter ended March 31, 2010. The company disclaims any obligation to update any forward-looking statements as a result of events occurring after the date of this press release.
BIOD-G

Biodel Inc.
(A Development Stage Company)
Balance Sheets
(in thousands, except share and per share amounts)

	September 30,	June 30,
	2009	2010
		(unaudited)
ASSETS
Current:
Cash and cash equivalents	$54,640	$17,850
Marketable securities	—	6,005
Taxes receivable	752	820
Other receivables	—	1,406
Prepaid and other assets	482	682

Total current assets	55,874	26,763
Property and equipment, net	3,695	3,135
Intellectual property, net	56	53

Total assets	$59,625	$29,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current:
Accounts payable	$1,007	$1,021
Accrued expenses:
Clinical trial expenses	5,647	1,933
Regulatory	359	97
Payroll and related	1,117	1,099
Accounting and legal fees	325	422
Severance	183	0
Other	284	402
Income taxes payable	165	139

Total current liabilities	9,087	5,113
Commitments
Stockholders’ equity:
Preferred stock, $.01 par value; 50,000,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value; 100,000,000 shares authorized; 23,803,672 and 23,993,446 issued and outstanding	238	240
Additional paid-in capital	176,764	181,248
Deficit accumulated during the development stage	(126,464)	(156,650)

Total stockholders’ equity	50,538	24,838

Total liabilities and stockholders’ equity	$59,625	$29,951

Biodel Inc.
(A Development Stage Company)
Condensed Statements of Operations
(in thousands, except share and per share amounts)
(unaudited)

					December 3,
					2003
	Three Months Ended		Nine Months Ended		(inception) to
	June 30,		June 30,		June 30,
	2009	2010	2009	2010	2010
Revenue	$—	$—	$—	$—	—

Operating expenses:
Research and development	7,991	5,890	24,387	21,658	111,709
General and administrative	2,692	2,780	8,408	8,573	45,218

Total operating expenses	10,683	8,670	32,795	30,231	156,927
Other (income) and expense:
Interest and other income	(54)	(3)	(374)	(10)	(5,499)
Interest expense	—	—	—	—	78
Loss on settlement of debt	—	—	—	—	627

Operating loss before tax provision (benefit)	(10,629)	(8,667)	(32,421)	(30,221)	(152,133)
Tax provision (benefit)	519	(38)	380	(35)	(543)

Net loss	(11,148)	(8,629)	(32,801)	(30,186)	(151,590)
Charge for accretion of beneficial conversion rights	—	—	—	—	(603)
Deemed dividend — warrants	—	—	—	—	(4,457)

Net loss applicable to common stockholders	$(11,148)	$(8,629)	$(32,801)	$(30,186)	(156,650)

Net loss per share — basic and diluted	$(0.47)	$(0.36)	$(1.38)	$(1.26)

Weighted average shares outstanding — basic and diluted	23,759,675	23,944,386	23,727,833	23,892,899

SOURCE: Biodel Inc.
The Trout Group LLC
Seth D. Lewis, +1-617-583-1308